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                                                                   EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of (i) our report dated February 5, 1996 appearing in the Annual Report on Form 10-K of Northern States Power Company (Minnesota) for the year ended December 31, 1995, and (ii) our report on the consolidated financial statements of NRG Energy, Inc. and its subsidiaries dated April 11, 1996 appearing in EXHIBIT
99.01 to the Current Report on Form 8-K of Northern States Power Company (Minnesota) dated July 9, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
December 20, 1996